Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C. (“Commission”), under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended February 2, 2019 (“Annual Report”), hereby constitutes and appoints Michael Fung, Andrew Drexler and Brandy Treadway, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her and in his or her name, place, and stead, in any and all capacities, to sign said Annual Report, which is about to be filed, and any and all subsequent amendments to said Annual Report, and to file said Annual Report so signed, and any and all subsequent amendments thereto so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Annual Report, hereby granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 18th day of March, 2019.

/s/ Jill Soltau	/s/ Michael Fung
Jill Soltau Chief Executive Officer; Director (principal executive officer)	Michael Fung Interim Executive Vice President, Chief Financial Officer (principal financial officer)
/s/ Andrew S. Drexler	/s/ Ronald W. Tysoe
Andrew S. Drexler Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)	Ronald W. Tysoe Chairman of the Board; Director

/s/ Paul Brown	/s/ Amanda Ginsberg
Paul Brown Director	Amanda Ginsberg Director

/s/ Wonya Y. Lucas	/s/ B. Craig Owens
Wonya Y. Lucas Director	B. Craig Owens Director

/s/ Lisa A. Payne	/s/ Debora A. Plunkett
Lisa A. Payne Director	Debora A. Plunkett Director

/s/ Leonard H. Roberts	/s/ Javier G. Teruel
Leonard H. Roberts Director	Javier G. Teruel Director

/s/ R. Gerald Turner
R. Gerald Turner Director